Exhibit 99.1
NEWS RELEASE

March 21, 2007	Contact: Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-2642
Washington, DC
RADIO ONE, INC. REPORTS
PRELIMINARY FOURTH QUARTER RESULTS
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported preliminary results for the quarter ended December 31, 2006. The financial information included in this press release is preliminary, unaudited, and subject to change as discussed under “Stock Option Review” below. Net broadcast revenue was approximately $89.2 million, a decrease of 2% from the same period in 2005. Station operating income 1 was approximately $39.7 million, a decrease of 9% from the same period in 2005. Adjusted EBITDA2 was approximately $33.5 million, a decrease of 9% from the same period in 2005. Operating income was approximately $29.4 million, a decrease of 2% from the same period in 2005. Net loss applicable to common stockholders3 was approximately $22.9 million or $0.23 per diluted share.
All of the results reported in this press release are presented without taking into account any adjustments that will be required in connection with the anticipated restatement and should be considered preliminary until Radio One files its Form 10-K for the year ended December 31, 2006. See “Stock Option Review” below.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “This was another soft quarter for the radio industry and while Radio One underperformed the industry, our problems are truly isolated to one market — Los Angeles. Given the significant changes we implemented at our LA station late last year, I am confident that that market will be a growth driver for us in the not too distant future. The early research is very positive and we have a great team in place out there. Overall, I am optimistic that, in the back half of 2007, we will have an opportunity to resume our historical out-performance of the radio industry.”
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PAGE 2 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
	(in thousands)		(in thousands)
STATEMENT OF OPERATIONS DATA:
NET BROADCAST REVENUE	$89,164	$90,552	$367,017	$368,658

OPERATING EXPENSES:
Programming and technical	19,553	19,606	79,490	69,547
Selling, general and administrative	29,889	27,268	117,046	115,174
Corporate selling, general and administrative	5,161	6,447	25,140	22,587
Non-cash compensation	291	307	1,238	1,758
Stock-based compensation	807	—	5,433	—
Depreciation and amortization	4,062	6,779	15,832	16,251

Total operating expenses	59,763	60,407	244,179	225,317

Operating income	29,401	30,145	122,838	143,341
INTEREST INCOME	359	522	1,393	1,428
INTEREST EXPENSE	18,853	16,911	72,932	63,010
EQUITY IN LOSS OF AFFILIATED COMPANY	772	641	2,341	1,846
IMPAIRMENT OF LONG-LIVED ASSETS	63,285	—	63,285	—
OTHER EXPENSE, NET	10	206	279	83

(Loss) income before (benefit) provision for income taxes, minority interest in income of subsidiaries and income (loss) from discontinued operations	(53,160)	12,909	(14,606)	79,830
(BENEFIT) PROVISION FOR INCOME TAXES	(21,303)	3,164	(3,537)	27,003
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	1,083	154	3,003	1,868

Net (loss) income from continuing operations	(32,940)	9,591	(14,072)	50,959

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	10,075	(59)	9,938	(429)

Net (loss) income	(22,865)	9,532	(4,134)	50,530

Preferred stock dividends	—	—	—	2,761

Net (loss) income applicable to common stockholders	$(22,865)	$9,532	$(4,134)	$47,769

Weighted average shares outstanding — basic	98,711	100,387	98,709	103,750
Weighted average shares outstanding — diluted	98,711	100,479	98,709	103,894
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PAGE 3 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA — basic and diluted:
Net (loss) income per share	$(0.23)	$0.10	$(0.04)	$0.49
Dividends per share	—	—	—	0.03

Net (loss) income per share applicable to common stockholders	$(0.23)	$0.10	$(0.04)	$0.46

SELECTED OTHER DATA:
Station operating income	$39,722	$43,678	$170,481	$183,937
Station operating income margin (% of net revenue)	45%	48%	46%	50%
Station operating income reconciliation:
Net (loss) income	$(22,865)	$9,532	$(4,134)	$50,530
Plus: Depreciation and amortization	4,062	6,779	15,832	16,251
Plus: Corporate expenses	5,161	6,447	25,140	22,587
Plus: Non-cash compensation	291	307	1,238	1,758
Plus: Stock-based compensation	807	—	5,433	—
Plus: Equity in loss of affiliated company	772	641	2,341	1,846
Plus: (Benefit) provision for income taxes	(21,303)	3,164	(3,537)	27,003
Plus: Minority interest in income of subsidiaries	1,083	154	3,003	1,868
Plus: Interest expense	18,853	16,911	72,932	63,010
Plus: Impairment of long-lived assets	63,285	—	63,285	—
Plus: Other expense	10	206	279	83
Less: Income (loss) from discontinued operations, net of tax	10,075	(59)	9,938	(429)
Less: Interest income	359	522	1,393	1,428

Station operating income	$39,722	$43,678	$170,481	$183,937

Adjusted EBITDA	$33,453	$36,718	$138,391	$159,509
Adjusted EBITDA reconciliation:
Net (loss) income	$(22,865)	$9,532	$(4,134)	$50,530
Plus: Depreciation and amortization	4,062	6,779	15,832	16,251
Plus: (Benefit) provision for income taxes	(21,303)	3,164	(3,537)	27,003
Plus: Interest expense	18,853	16,911	72,932	63,010
Less: Interest income	359	522	1,393	1,428

EBITDA	$(21,612)	$35,864	$79,700	$155,366
Plus: Equity in loss of affiliated company	772	641	2,341	1,846
Plus: Minority interest in income of subsidiaries	1,083	154	3,003	1,868
Plus: Impairment of long-lived assets	63,285	—	63,285	—
Less: Income (loss) from discontinued operations, net of tax	10,075	(59)	9,938	(429)

Adjusted EBITDA	$33,453	$36,718	$138,391	$159,509

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PAGE 4 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS

	December 31,	December 31,
	2006	2005
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$32,406	$19,081
Intangible assets, net	1,978,261	2,004,875
Total assets	2,200,397	2,201,380
Total debt (including current portion)	937,531	952,520
Total liabilities	1,178,889	1,177,983
Total stockholders’ equity	1,021,529	1,020,541

	Current Amount	Applicable Interest
	Outstanding	Rate (b)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000	5.97%
Senior bank term debt (swap matures 6/16/2010)	25,000	5.77%
Senior bank term debt (swap matures 6/16/2008)	25,000	5.63%
Senior bank term debt (swap matures 6/16/2007)	25,000	5.58%
Senior bank term debt (at variable rates) (a)	200,000	approximately 6.88%
Senior bank term debt (at variable rates) (a)	137,500	approximately 6.88%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%
(a)	Subject to rolling 90-day LIBOR plus a spread currently at 1.50% and incorporated into the rate set forth above. This tranche is not covered by swap agreements described in footnote (b).

(b)	Under its swap agreements, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of December 31, 2006, that spread was 1.50% and is incorporated into the applicable interest rates set forth above.

PAGE 5 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS
Net broadcast revenue decreased to approximately $89.2 million for the quarter ended December 31, 2006 from approximately $90.6 million for the quarter ended December 31, 2005, or 2%. This decrease in net broadcast revenue was due primarily to a significant decline in net broadcast revenue at our Los Angeles radio station. Net broadcast revenue for Reach Media also declined due primarily to the September 2006 discontinuation of the Tom Joyner television show, which originally launched in October 2005. These declines were partially offset by growth in our Baltimore, Cincinnati, Louisville and St. Louis markets, among others, as well as from our news/talk network. Net broadcast revenue is reported net of agency and outside sales representative commissions of approximately $10.9 million and $11.0 million for the quarters ended December 31, 2006 and 2005, respectively.
Operating expenses, excluding depreciation and amortization, stock-based compensation and non-cash compensation, increased to approximately $54.6 million for the quarter ended December 31, 2006 from approximately $53.3 million for the quarter ended December 31, 2005, or 2%. The increase in operating expenses resulted primarily from additional marketing and promotional spending, higher talent and programming content costs and additional music royalties expenses. The increase in operating expenses were partially offset by decreases in costs associated with the Tom Joyner television show which ended in September 2006, as well as decreases in special events, contract labor, and legal and professional spending. Operating expenses exclude expenses from discontinued operations of approximately $125,000 and $635,000 for the quarters ended December 31, 2006 and 2005, respectively.
Stock-based compensation expense was approximately $0.8 million for the quarter ended December 31, 2006, compared to $0 for the quarter ended December 31, 2005. The non-cash expense resulted from our January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.”
Depreciation and amortization expense decreased to approximately $4.1 million for the quarter ended December 31, 2006 from approximately $6.8 million for the quarter ended December 31, 2005, or 40%. This decrease was due to less amortization of certain intangibles associated with the February 2005 acquisition of 51% of the common stock of Reach Media. During the fourth quarter of 2005, we completed the preliminary purchase price allocation for the Reach Media acquisition, which included the associated depreciation and amortization of acquired assets and intangibles for the period since the acquisition.
Interest expense increased to approximately $18.9 million for the quarter ended December 31, 2006 from approximately $16.9 million for the quarter ended December 31, 2005, or 12%. This increase resulted primarily from additional interest obligations associated with additional borrowings throughout 2006 to fund partially the acquisitions of radio stations WHHL-FM (formerly WRDA-FM), a radio station located in the St. Louis metropolitan area, WMOJ-FM (formerly WIFE-FM), a radio station located in the Cincinnati metropolitan area, and the intellectual property of WMOJ-FM, also located in the Cincinnati metropolitan area. Interest expense also increased due to higher market interest rates on the variable portion of our debt.
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PAGE 6 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS
Impairment of long-lived assets increased to approximately $63.3 million for the quarter ended December 31, 2006 from $0 for the quarter ended December 31, 2005. The increase in the impairment of long-lived assets reflects a charge taken for the impairment of goodwill and radio broadcasting licenses in our Los Angeles and Louisville markets.
The benefit for income taxes was approximately $21.3 million for the quarter ended December 31, 2006 from an approximately $3.2 million provision for the quarter ended December 31, 2005. As of December 31, 2006, our annual effective tax rate was a tax benefit rate of 24.2%. Excluding the tax impact of adopting SFAS No. 123(R), several state tax law changes, the release of certain reserve contingencies, the tax impact of the impairment of long-lived assets and the increase in certain valuation allowances, our annual effective rate as of December 31, 2006 was 40.3%.
Minority interest in income of subsidiaries increased to approximately $1.1 million for the quarter ended December 31, 2006 from $154,000 for the quarter ended December 31, 2005, or 603%. The increase in minority interest in income of subsidiaries is due primarily to the improved net income of Reach Media for the quarter ended December 31, 2006 compared to the same period in 2005.
Income from discontinued operations, net of tax was approximately $10.1 million for the quarter ended December 31, 2006, compared to a loss from discontinued operations, net of tax of $59,000 for the quarter ended December 31, 2005. The income or loss from discontinued operations, net of tax resulted from our December 2006 sale of the assets of WILD-FM, a radio station located in the Boston metropolitan area to Entercom, LLC for approximately $30.0 million in cash, for which we recognized a gain of approximately $10.2 million.
Other pertinent financial information for the quarter ended December 31, 2006 includes capital expenditures of approximately $5.2 million, compared to approximately $3.0 million for the quarter ended December 31, 2005. Additionally, as of December 31, 2006, we had total debt (net of cash balances) of approximately $905.1 million.
On January 1, 2006, we adopted SFAS No. 123(R), which resulted in an increase in operating expenses of approximately $5.4 million for the full-year of 2006.
Stock Option Review
As previously announced, we are reviewing our historical stock option granting practices from May 5, 1999 (the date of our initial public offering) to date, and have preliminarily concluded that the correct measurement dates for certain stock option grants made by us differ from the measurement dates previously used to account for such option grants. Management is as yet unable to determine the amount of additional non-cash compensation expense that should be recorded, the periods in which such expense would be recorded, or the related tax impact. On February 21, 2007, we filed a Form 8-K cautioning that the Company’s financial statements and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on and after January 1, 1999 should no longer be relied on.
The financial results presented in this press release will change as a result of the completion of the review of the historical stock option granting practices and the restatement of our historical financial statements to record additional non-cash compensation expense. Management does not expect that the restatement will have an impact on current or previously reported revenues, cash flows, or total stockholders’ equity, or a material impact on 2006 earnings.
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PAGE 7 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS
Update on SEC Filings
At this time, we have neither completed our review of our historical stock option granting practices nor reached final conclusions regarding the amount of additional non-cash compensation expense we will have to record, the periods in which such expense would be recorded or the related tax impact of the correction of the stock option measurement dates. Because we have not completed our review, we were unable to file our annual report on Form 10-K for the year ended December 31, 2006 by March 16, 2007, the date upon which the Form 10-K was due. We intend to file our annual report on Form 10-K and restated financial statements as soon as practicable after the completion of our review.
SEC Inquiry
We have received a letter of informal inquiry from the SEC regarding the review of stock option accounting disclosed in our Form 8-K filed with the SEC on February 21, 2007. The SEC’s letter notes that the request should not be construed as any indication by the SEC or its staff that a violation of the federal securities laws has occurred nor should it be considered a reflection upon any person, entity or security. We intend to cooperate with the SEC in this matter.
Radio One will hold a conference call to discuss its preliminary unaudited results for the fourth quarter of 2006. This conference call is scheduled for March 21, 2007 at 5:00 p.m. Eastern Time. Interested parties should call 612-332-0637 at least five minutes prior to the scheduled time of the call and provide the password “Radio One.” The conference call will be recorded and made available for replay from 8:30 p.m. Eastern Time the day of the call, until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 320-365-3844; access code 867529. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven business days following the call.
Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2005 net broadcast revenue) and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One owns and/or operates 70 radio stations located in 22 urban markets in the United States and reaches approximately 14 million listeners every week. Additionally, Radio One owns Magazine One, Inc. (d/b/a Giant Magazine) (www.giantmag.com), interests in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans and Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Radio One also operates the only nationwide African-American news/talk network on free radio and programs “XM 169 The POWER,” an African-American news/talk channel, on XM Satellite Radio .
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PAGE 8 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS
Notes:
Forward-Looking Statements and Cautionary Note Regarding Financial Results.
The preliminary financial results reported in this press release do not take into account any adjustments or restatements that will be required in connection with the ongoing review of Radio One’s historical stock option grant practices. As previously disclosed, Radio One’s financial statements, earnings releases and similar communications relating to fiscal periods commencing with the Company’s 1999 fiscal year should no longer be relied upon and historical financial results are presented for comparative purposes only. Until Radio One files its Annual Report on Form 10-K for the year ended December 31, 2006, it will be required to adjust the financial results for those periods to account for any subsequent events that affect the preliminary estimated results included in this press release and those results should be considered preliminary until the Form 10-K is filed.
This press release includes other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timing, results and final conclusions of the audit committee’s review of Radio One’s stock option grant practices; the determination of other restatement items beyond non-cash compensation expense; tax issues or liabilities related to adjustments to the measurement dates associated with Radio One’s stock options; inability to accurately predict revenue and budget for expenses for future periods; or other factors detailed in Radio One’s filings with the Securities and Exchange Commission. Radio One does not undertake to update any forward-looking statements.
If we become delinquent with our filings with the SEC, we may face several adverse consequences.
As discussed above, we are reviewing our historical stock option granting practices from May 5, 1999 to date, and have preliminarily concluded that the correct measurement dates for certain stock option grants made by us differ from the measurement dates previously used to account for such option grants. Because we have not completed our review, we have delayed filing our Annual Report on Form 10-K for the year ended December 31, 2006 and, although we are working as quickly as possible to complete our review and restatement, we cannot provide assurance as to when these processes will be completed. If we are not current with our filings with the SEC, investors in our securities may not have the information required by SEC rules regarding our business and financial condition with which to make decisions regarding investment in our securities. In addition, until we are current with our SEC filings, the SEC will not declare a registration statement covering a public offering of securities effective under the Securities Act of 1933, and we will not be able to make offerings pursuant to existing registration statements or pursuant to certain “private placement” rules of the SEC under Regulation D to any purchasers not qualifying as “accredited investors.”
We also will not be eligible to use a “short form” registration statement on Form S-3 to make equity or debt offerings for a period of 12 months after the time we become current in our filings. These restrictions could adversely affect our ability to raise capital, as well as our business, financial condition and results of operations. In addition, if we are not able to make these filings, our credit rating and our ability to obtain immediate and continued access to additional liquidity could be impaired.
The SEC has commenced an informal inquiry into our historical stock option practices, the outcome of which could have a material adverse effect on us.
The SEC is conducting an informal inquiry regarding the review of stock option accounting disclosed in our Form 8-K filed with the SEC on February 21, 2007. Other governmental agencies, such as the U.S. Attorney’s Office, also might take action against us in response to or based on the outcome of, or developments in, the SEC’s informal inquiry. We cannot provide you with any assurance that we will not be subject to adverse publicity, regulatory fines or penalties, other contingent liabilities or other adverse reactions in connection with this matter. Further, we cannot predict the ultimate resolution of the inquiry or determine the ultimate effect on our financial condition or results of operations; if the informal inquiry by the SEC escalates into a formal civil proceeding, it could result in civil penalties, disgorgement, and the imposition of mandatory governance guidelines or other restrictions, all of which may have a material adverse effect on us.
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PAGE 9 — RADIO ONE, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS

1 “Station operating income” consists of net (loss) income before depreciation and amortization, (benefit) provision for income taxes, interest income, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries, other expense, corporate expenses, stock-based and non-cash compensation expenses, impairment of long-lived assets and income (loss) from discontinued operations, net of tax. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes provision, investments, debt financings, overhead, and stock-based and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

2 “Adjusted EBITDA” consists of net (loss) income plus (1) depreciation, amortization, (benefit) provision for income taxes, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries and impairment from long-lived assets and less (2) interest income and income (loss) from discontinued operations, net of tax. Net (loss) income before interest income, interest expense, (benefit) provision for income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our (benefit) provision for income tax expense, as well as our equity in loss of our affiliated company, impairment from long-lived assets and income (loss) from discontinued operations. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure, asset impairments or the results of our affiliated company and minority interests in subsidiaries, as well as the impact of discontinued operations. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.

3 Net loss applicable to common stockholders is defined as net income minus dividends paid, if any.
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